Filed Pursuant to Rule 433
                                                         File No.: 333-129159-18


The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-129159. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

------------------------------------------------------------------------------------------------------------------------------------

                                                   THE SERIES 2006-10 CERTIFICATES


                              Initial       Pass-
                             Principal      Through
       Class                Balance(1)       Rate         Principal Types
------------------------------------------------------------------------------------------------------------------------------------
Offered Certificates
Class A-1                   $205,500,000     6.000%       Super Senior, Sequential Pay
Class A-2                     $6,559,000     6.000%       Super Senior Support, Sequential Pay
Class A-3                     $5,350,000     6.000%       Super Senior Support, Lockout
Class A-4                    $55,000,000     6.000%       Super Senior, Lockout
Class A-5                     $4,968,000     6.000%       Senior, Planned Amortization
Class A-6                             (2)    6.000%       Senior, Notional Amount
Class A-7                   $165,000,000     5.750%       Senior, Accretion Directed, Planned Amortization
Class A-8                    $57,395,249        (3)       Senior, Accretion Directed, Scheduled Amortization
Class A-9                         $1,000     6.000%       Senior, Accretion Directed, Scheduled Amortization
Class A-10                    $6,202,000     6.000%       Senior, Accretion Directed, Scheduled Amortization
Class A-11                   $16,944,000     6.000%       Senior, Companion
Class A-12                   $24,244,000     6.000%       Super Senior, Sequential Pay
Class A-13                    $1,000,000     6.000%       Super Senior Support, Sequential Pay
Class A-14                   $50,000,000        (4)       Super Senior, Sequential Pay
Class A-15                            (2)       (4)       Senior, Notional Amount
Class A-16                   $12,298,982        (5)       Senior, Accretion Directed, Scheduled Amortization
Class A-17                    $6,832,769     0.000%       Senior, Accretion Directed, Scheduled Amortization
Class A-18                   $40,928,900     6.000%       Senior, Lockout
Class A-19                   $24,432,000     6.000%       Super Senior, Accretion Directed, Sequential Pay
Class A-20                   $36,769,000     6.000%       Senior, Lockout
Class A-21                   $15,000,000     6.000%(6)    Senior, Accretion Directed, Sequential Pay
Class A-22                   $13,896,100     6.000%       Senior, Lockout
Class A-23                    $1,000,000     6.000%       Super Senior Support, Lockout
Class A-24                            (2)       (7)       Senior, Notional Amount
Class A-25                   $50,000,000     6.000%       Super Senior, Lockout
Class A-PO                    $1,776,209     0.000%       Senior, Ratio Strip
Class A-R                           $100     6.000%       Senior, Sequential Pay
Class B-1                    $13,627,000     6.000%       Subordinated
Class B-2                     $4,542,000     6.000%       Subordinated
Class B-3                     $2,478,000     6.000%       Subordinated
Non-Offered Certificates
Class B-4                     $1,651,000     6.000%       Subordinated
Class B-5                     $1,239,000     6.000%       Subordinated
Class B-6                     $1,239,568     6.000%       Subordinated




       Class               Interest Types                         CUSIP
--------------------------------------------------------------------------------
Offered Certificates
Class A-1                  Fixed Rate                             94984E AA 0
Class A-2                  Fixed Rate                             94984E AB 8
Class A-3                  Fixed Rate                             94984E AC 6
Class A-4                  Fixed Rate                             94984E AD 4
Class A-5                  Accrual, Fixed Rate                    94984E AE 2
Class A-6                  Fixed Rate, Interest Only              94984E AF 9
Class A-7                  Fixed Rate                             94984E AG 7
Class A-8                  Floating Rate/Fixed Rate(3)            94984E AH 5
Class A-9                  Accrual, Fixed Rate                    94984E AJ 1
Class A-10                 Accrual, Fixed Rate                    94984E AK 8
Class A-11                 Accrual, Fixed Rate                    94984E AL 6
Class A-12                 Accrual, Fixed Rate                    94984E AM 4
Class A-13                 Accrual, Fixed Rate                    94984E AN 2
Class A-14                 Floating Rate                          94984E AP 7
Class A-15                 Inverse Floating Rate, Interest Only   94984E AQ 5
Class A-16                 Step Coupon(5)                         94984E AR 3
Class A-17                 Principal Only                         94984E AS 1
Class A-18                 Fixed Rate                             94984E AT 9
Class A-19                 Fixed Rate                             94984E AU 6
Class A-20                 Fixed Rate                             94984E AV 4
Class A-21                 Fixed Rate(6)                          94984E AW 2
Class A-22                 Fixed Rate                             94984E AX 0
Class A-23                 Fixed Rate                             94984E AY 8
Class A-24                 Inverse Floating Rate, Interest Only   94984E AZ 5
Class A-25                 Fixed Rate                             94984E BA 9
Class A-PO                 Principal Only                         94984E BB 7
Class A-R                  Fixed Rate                             94984E BC 5
Class B-1                  Fixed Rate                             94984E BD 3
Class B-2                  Fixed Rate                             94984E BE 1
Class B-3                  Fixed Rate                             94984E BJ 0
Non-Offered Certificates
Class B-4                  Fixed Rate                             94984E BF 8
Class B-5                  Fixed Rate                             94984E BG 6
Class B-6                  Fixed Rate                             94984E BH 4

-------------

(1)   Approximate. The initial principal balances are subject to adjustment.

(2)   The Class A-6, Class A-15 and Class A-24 Certificates are interest only certificates, have no principal balance and will bear interest on their notional amounts, initially approximately $6,875,000, $50,000,000 and $57,395,249, respectively. On and after the Distribution Date in August 2007, the notional amount of the Class A-24 Certificates will be zero.

(3)   The pass-through rate with respect to each distribution date prior to the distribution date in August 2007 will be a floating rate as described in the table in footnote (4). On and after the distribution date in August 2007, the pass-through rate with respect to each distribution date will be a fixed rate equal to 6.500% per annum.


                                       2

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

(4) The following table describes the methodology for determining the pass-through rate for each class of floating rate and inverse floating rate certificates.


              Initial Pass-     Pass-Through                                 Maximum Pass-
Class         Through Rate      Rate Formula    Minimum Pass-Through Rate    Through Rate
-------------------------------------------------------------------------------------------
Class A-8             8.000%   LIBOR + 6.000%                       6.000%           8.000%
Class A-14*           5.950%   LIBOR + 0.600%                       0.600%           6.000%
Class A-15            0.050%   5.400% - LIBOR                       0.000%           5.400%
Class A-24            0.000%   2.000% - LIBOR                       0.000%           2.000%

      *In addition, under certain circumstances, the Class A-14 Certificates are entitled to amounts received under a yield maintenance agreement.

(5)   Prior to the distribution date in August 2007 the pass-through rate will be zero and the Class A-16 Certificates will not be entitled to distributions of interest. On and after the distribution date in August 2007, the pass-through rate with respect to each distribution date will be a fixed rate equal to 7.000% per annum.

(6)   On or prior to the distribution date in July 2009, the Class A-21 Certificates will also be entitled to amounts received under a yield maintenance agreement. During this period, the Class A-21 Certificates will receive payments on each distribution date at an effective per annum rate equal to LIBOR + 0.940%, subject to a minimum rate of 6.000%.

(7)   The pass-through rate with respect to each distribution date prior to the distribution date in August 2007 will be an inverse floating rate as described in the table in footnote (4). On and after the distribution date in August 2007, the pass-through rate will be zero and the Class A-24 Certificates will be entitled to no further distributions of interest.


                                        3

------------------------------------------------------------------------------------------------------------------------------------

Allocation of Amount to be Distributed on the Class A Non-PO Certificates

   I. On each Distribution Date occurring prior to the Accretion Termination Date for the Class A-5 Certificates, the applicable Accrual Distribution Amount will be distributed, sequentially, as follows:

   first, to the Class A-7 Certificates, up to the PAC Principal Amount for such Distribution Date; and

   second, to the Class A-5 Certificates.

   II. On each Distribution Date occurring prior to the Accretion Termination Date for the Class A-9 Certificates, the applicable Accrual Distribution Amount will be distributed, sequentially, as follows:

   first, concurrently, to the Class A-8, Class A-16 and Class A-17 Certificates, pro rata; and

   second, to the Class A-9 Certificates.

   III. On each Distribution Date occurring prior to the Accretion Termination Date for the Class A-10 Certificates, the applicable Accrual Distribution Amount will be distributed, sequentially, as follows:

   first, sequentially, up to the Reduction II Amount for such Distribution Date, as follows:

       (a) concurrently, to the Class A-8, Class A-16 and Class A-17 Certificates, pro rata; and

       (b) to the Class A-9 Certificates; and

   second, to the Class A-10 Certificates.

   IV. On each Distribution Date occurring prior to the Accretion Termination Date for the Class A-11 Certificates, the applicable Accrual Distribution Amount will be distributed, sequentially, as follows:

   first, sequentially, up to the Reduction I Amount for such Distribution Date, as follows:

       (a) sequentially, up to the Reduction II Amount for such Distribution Date, as follows:

          (i) concurrently, to the Class A-8, Class A-16 and Class A-17 Certificates, pro rata; and

          (ii) to the Class A-9 Certificates;

       (b) to the Class A-10 Certificates;

       (c) concurrently, to the Class A-8, Class A-16 and Class A-17 Certificates, pro rata; and

       (d) to the Class A-9 Certificates; and

   second, to the Class A-11 Certificates.

   V. On each Distribution Date occurring prior to the Accretion Termination Date for the Class A-12 and Class A-13 Certificates, the aggregate of the applicable Accrual Distribution Amounts will be distributed, sequentially, as follows:

   first, to the Class A-19 Certificates, up to the lesser of (i) 99.99% of the aggregate of the applicable Accrual Distribution Amounts on such Distribution Date and (ii) $117,750;

   second, sequentially, to the Class A-21 and Class A-19 Certificates; and

   third, concurrently, to the Class A-12 and Class A-13 Certificates, pro rata.

   VI. On each Distribution Date occurring prior to the Subordination Depletion Date, the Class A Non-PO Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Class A Non-PO Certificates, sequentially, as follows:

   first, to the Class A-R Certificates;

   second, to the Class A-23 Certificates, up to the Priority III Amount for such Distribution Date third, concurrently, up to the Priority I Amount for such Distribution Date, as follows:

       (a) approximately 88.3480550931%, concurrently, to the Class A-4, Class A-18 and Class A-25 Certificates, pro rata; and

       (b) approximately 11.6519449069%, sequentially, to the Class A-22 and Class A-3 Certificates;

   fourth, concurrently, as follows:

       (a) approximately 7.8970727131% to the Class A-14 Certificates; and

       (b) approximately 92.1029272869%, concurrently, as follows:

          (i) approximately 44.0421438199%, sequentially, as follows:

             (A) concurrently, to the Class A-1 and Class A-2 Certificates, pro rata;

             (B) to the Class A-19 Certificates, up to the lesser of (i) 99.99% of the amount available to be distributed pursuant to this clause
             (B) on such Distribution Date and (ii) $117,750 less any amounts distributed pursuant to paragraph V priority first above;

             (C) sequentially, to the Class A-21 and Class A-19 Certificates;
             and

             (D) concurrently, to the Class A-12 and Class A-13 Certificates, pro rata; and

          (ii) approximately 55.9578561801%, sequentially, as follows:

             (A) to the Class A-20 Certificates, up to the Priority II Amount for such Distribution Date;

             (B) sequentially, up to the Aggregate PAC Principal Amount for such Distribution Date, as follows:

                (1) to the Class A-7 Certificates, up to the PAC Principal Amount for such Distribution Date; and

                (2) sequentially, to the Class A-5 and Class A-7 Certificates;

             (C) sequentially, up to the Reduction I Amount for such Distribution Date, as follows:

                (1) sequentially, up to the Reduction II Amount for such Distribution Date, as follows:

                   (aa) concurrently, to the Class A-8, Class A-16 and Class A-17 Certificates, pro rata; and

                   (bb) to the Class A-9 Certificates;

                (2) to the Class A-10 Certificates;

                (3) concurrently, to the Class A-8, Class A-16 and Class A-17 Certificates, pro rata; and

                (4) to the Class A-9 Certificates;

             (D) to the Class A-11 Certificates;

             (E) sequentially, up to the Reduction II Amount for such Distribution Date, as follows:

                (1) concurrently, to the Class A-8, Class A-16 and Class A-17 Certificates, pro rata; and

                (2) to the Class A-9 Certificates;

             (F) to the Class A-10 Certificates;

             (G) concurrently, to the Class A-8, Class A-16 and Class A-17 Certificates, pro rata;

             (H) to the Class A-9 Certificates;

             (I) to the Class A-7 Certificates, up to the PAC Principal Amount for such Distribution Date;

             (J) sequentially, to the Class A-5, Class A-7 and Class A-20 Certificates;

             (K) to the Class A-19 Certificates, up to the lesser of (i) 99.99% of the amount available to be distributed pursuant to this clause
             (K) on such Distribution Date and (ii) $117,750 less any amounts distributed pursuant to paragraph V priority first and paragraph VI priority fourth clause (b)(i)(B) above;

             (L) sequentially, to the Class A-21 and Class A-19 Certificates;
             and

             (M) concurrently, to the Class A-12 and Class A-13 Certificates, pro rata;

   fifth, concurrently, as follows:

       (a) approximately 88.3480550931%, concurrently, to the Class A-4, Class A-18 and Class A-25 Certificates, pro rata; and

       (b) approximately 11.6519449069%, sequentially, to the Class A-22 and Class A-3 Certificates; and

   sixth, to the Class A-23 Certificates.

   The "Aggregate PAC Principal Amount" for any Distribution Date means the amount, if any, that would reduce the sum of the Principal Balances of the Class A-5 and Class A-7 Certificates (the "PAC Group" or "PAC Certificates") to the percentage of the sum of the initial Principal Balances of the PAC Group shown in the related table appearing in Appendix I with respect to such Distribution Date.

   The "PAC Principal Amount" for any Distribution Date means the amount, if any, that would reduce the Principal Balance of the Class A-7 Certificates to the percentage of the Principal Balance of the Class A-7 Certificates shown in the related table appearing in Appendix I with respect to such Distribution Date.

   The "Reduction I Amount" for any Distribution Date means the amount, if any, that would reduce the Principal Balances of the Class A-10 Certificates (the "Scheduled I Certificates") and the Class A-8, Class A-9, Class A-16 and Class A-17 Certificates (the "Scheduled II Group" or the "Scheduled II Certificates", and together with the Scheduled I Certificates, the "Scheduled Group" or the "Scheduled Certificates") to the percentage of the sum of the initial Principal Balances of the Scheduled Group shown in the related table appearing in Appendix I with respect to such Distribution Date.

   The "Reduction II Amount" for any Distribution Date means the amount, if any, that would reduce the sum of the Principal Balances of the Scheduled II Group to the percentage of the sum of the initial Principal Balances of the Scheduled II Group shown in the related table appearing in Appendix I with respect to such Distribution Date.

   The Reduction I Amount and Reduction II Amount are each also referred to as a "Reduction Amount".

   The "Priority I Amount" for any Distribution Date means the lesser of (i) the sum of the Principal Balances of the Class A-3, Class A-4, Class A-18, Class A-22 and Class A-25 Certificates and (ii) the product of (a) the Priority I Percentage, (b) the Shift Percentage and (c) the amount available to be distributed to the Class A Non-PO Certificates pursuant to VI priority third.

   The "Priority I Percentage" means the lesser of (i) 99.99% and (ii) sum of
(a) the sum of the Principal Balances of the Class A-3, Class A-4, Class A-18, Class A-22 and Class A-25 Certificates and (b) $57,811,250, divided by the sum of the Principal Balances of the Class A Non-PO Certificates (other than the Class A-23 Certificates).

   The "Priority II Amount" for any Distribution Date means the lesser of (i) the Principal Balance of Class A-20 Certificates and (ii) the product of (a) the Priority II Percentage, (b) the Shift Percentage and (c) the amount available to be distributed to the Class A Non-PO Certificates pursuant to VI priority fourth clause (b)(ii)(A).

   The "Priority II Percentage" means the lesser of (i) 99.99% and (ii) the sum of (a) the Principal Balance of the Class A-20 Certificates and (b) $18,752,190, divided by the sum of the Principal Balances of the Class A-5, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-16, Class A-17 and Class A-20 Certificates.

   The "Priority III Amount" for any Distribution Date means the lesser of (i) the Principal Balance of Class A-23 Certificates and (ii) the product of (a) the Priority III Percentage, (b) the Shift Percentage and (c) the sum of the Scheduled Principal Amount and the Unscheduled Principal Amount.

   The "Priority III Percentage" means the Principal Balance of the Class A-23 Certificates divided by the Pool Balance (Non-PO Portion).

   The "Scheduled Principal Amount" means the sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts for such Mortgage Loan described in clauses B(i) and B(iv) of the definition of "Class A Non-PO Optimal Principal Amount".

   The "Unscheduled Principal Amount" means the sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan with respect to which the related Mortgage Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts for such Mortgage Loan described in clauses B(ii) and B(iii) of the definition of "Class A Non-PO Optimal Principal Amount".

   The "Shift Percentage" for any Distribution Date will be the percentage indicated below:

                   Distribution Date Occurring In               Shift Percentage
--------------------------------------------------------------  ----------------
August 2006 through July 2011                                                 0%
August 2011 through July 2012                                                30%
August 2012 through July 2013                                                40%
August 2013 through July 2014                                                60%
August 2014 through July 2015                                                80%
August 2015 and thereafter                                                  100%

Appendix I
Planned Principal Balances as Percentages of Initial Aggregate Principal Balance PAC Group

                                                   Percentage of
                                               Initial Aggregate
                                                       Principal
Distribution Date                                        Balance
August 2006                                          99.72130902
September 2006                                       99.38334242
October 2006                                         98.98620373
November 2006                                        98.53000841
December 2006                                        98.01491418
January 2007                                         97.44112106
February 2007                                        96.80887132
March 2007                                           96.11844943
April 2007                                           95.37018189
May 2007                                             94.56443708
June 2007                                            93.70162500
July 2007                                            92.78219698
August 2007                                          91.80664536
September 2007                                       90.77550312
October 2007                                         89.68934341
November 2007                                        88.54877906
December 2007                                        87.35446210
January 2008                                         86.10708315
February 2008                                        84.80737073
March 2008                                           83.45609071
April 2008                                           82.05404546
May 2008                                             80.60207317
June 2008                                            79.10104697
July 2008                                            77.55187416
August 2008                                          75.95549521
September 2008                                       74.31288289
October 2008                                         72.62504128
November 2008                                        70.89300474
December 2008                                        69.11783686
January 2009                                         67.35600428
February 2009                                        65.60740962
March 2009                                           63.87195623
April 2009                                           62.14954816
May 2009                                             60.44009017
June 2009                                            58.74348770
July 2009                                            57.05964689
August 2009                                          55.38847459
September 2009                                       53.72987829
October 2009                                         52.08376619
November 2009                                        50.45004716
December 2009                                        48.82863071
January 2010                                         47.21942704
February 2010                                        45.62234701
March 2010                                           44.03730211
April 2010                                           42.46420449
May 2010                                             40.90296695
June 2010                                            39.35350293
July 2010                                            37.81572648
August 2010                                          36.28955231
September 2010                                       34.77489574
October 2010                                         33.27167270
November 2010                                        31.77979977
December 2010                                        30.29919410
January 2011                                         28.82977348
February 2011                                        27.37145628
March 2011                                           25.92416148
April 2011                                           24.48780865
May 2011                                             23.06231795
June 2011                                            21.64761014
July 2011                                            20.24360654
August 2011                                          19.15615967
September 2011                                       18.07890345
October 2011                                         17.01176444
November 2011                                        15.95466980
December 2011                                        14.91844846
January 2012                                         13.91360573
February 2012                                        12.93982544
March 2012                                           11.99681497
April 2012                                           11.08430672
May 2012                                             10.20205993
June 2012                                             9.33893216
July 2012                                             8.49396862
August 2012                                           7.85961749
September 2012                                        7.23935331
October 2012                                          6.63291873
November 2012                                         6.04006082
December 2012                                         5.46053102
January 2013                                          4.89408506
February 2013                                         4.34048286
March 2013                                            3.79948848
April 2013                                            3.27087007
May 2013                                              2.75439976
June 2013                                             2.24985363
July 2013                                             1.75701160
August 2013                                           1.52562657
September 2013                                        1.30012211
October 2013                                          1.08037942
November 2013                                         0.86628189
December 2013                                         0.65771505
January 2014                                          0.45456652
February 2014                                         0.25672598
March 2014                                            0.06408517
April 2014 and thereafter                             0.00000000

Appendix I
Scheduled Principal Balances as Percentages of Initial Aggregate Principal Balance Scheduled Group

                                                  Percentage of
                                              Initial Aggregate
                                                      Principal
Distribution Date                                       Balance
August 2006                                         99.89759458
September 2006                                      99.79467714
October 2006                                        99.69124511
November 2006                                       99.58729593
December 2006                                       99.48282699
January 2007                                        99.37783571
February 2007                                       99.27231947
March 2007                                          99.16627566
April 2007                                          99.05970162
May 2007                                            98.95259471
June 2007                                           98.84495227
July 2007                                           98.73677162
August 2007                                         98.62805005
September 2007                                      98.51878489
October 2007                                        98.40897340
November 2007                                       98.29861285
December 2007                                       98.18770050
January 2008                                        98.07623359
February 2008                                       97.96420934
March 2008                                          97.85162497
April 2008                                          97.73847769
May 2008                                            97.62476466
June 2008                                           97.51048307
July 2008                                           97.39563006
August 2008                                         97.28020280
September 2008                                      97.16419839
October 2008                                        97.04761397
November 2008                                       96.93044663
December 2008                                       96.81269345
January 2009                                        96.69435150
February 2009                                       96.57541784
March 2009                                          96.45588952
April 2009                                          96.33576354
May 2009                                            96.21503695
June 2009                                           96.09370672
July 2009                                           95.97176984
August 2009                                         95.84922327
September 2009                                      95.72606398
October 2009                                        95.60228888
November 2009                                       95.47789491
December 2009                                       95.35287897
January 2010                                        95.22723794
February 2010                                       95.10096872
March 2010                                          94.97406815
April 2010                                          94.84653307
May 2010                                            94.71836033
June 2010                                           94.58954671
July 2010                                           94.46008902
August 2010                                         94.32998406
September 2010                                      94.19922856
October 2010                                        94.06781929
November 2010                                       93.93575298
December 2010                                       93.80302633
January 2011                                        93.66963605
February 2011                                       93.53557881
March 2011                                          93.40085129
April 2011                                          93.26545013
May 2011                                            93.12937196
June 2011                                           92.99261341
July 2011                                           92.85517106
August 2011                                         92.71704150
September 2011                                      92.57822129
October 2011                                        92.43870697
November 2011                                       92.29849510
December 2011                                       92.15758216
January 2012                                        92.01596466
February 2012                                       91.87363907
March 2012                                          91.73060185
April 2012                                          91.58684944
May 2012                                            91.44237827
June 2012                                           91.29718475
July 2012                                           91.15126526
August 2012                                         91.00461616
September 2012                                      90.85723383
October 2012                                        90.70911459
November 2012                                       90.56025474
December 2012                                       90.41065060
January 2013                                        90.26029844
February 2013                                       90.10919451
March 2013                                          89.95733508
April 2013                                          89.80471633
May 2013                                            89.65133450
June 2013                                           89.49718576
July 2013                                           89.34226628
August 2013                                         89.18657219
September 2013                                      89.03009964
October 2013                                        88.87284471
November 2013                                       88.71480353
December 2013                                       88.55597213
January 2014                                        88.39634657
February 2014                                       88.23592289
March 2014                                          88.07469709
April 2014                                          87.91266516
May 2014                                            87.74982308
June 2014                                           87.58616677
July 2014                                           87.42169219
August 2014                                         87.25639524
September 2014                                      87.09027180
October 2014                                        86.92331774
November 2014                                       86.75552891
December 2014                                       86.58690114
January 2015                                        86.41743023
February 2015                                       86.24711197
March 2015                                          86.07594211
April 2015                                          85.90391640
May 2015                                            85.73103058
June 2015                                           85.55728031
July 2015                                           85.38266130
August 2015                                         85.20716919
September 2015                                      85.03079963
October 2015                                        84.85354821
November 2015                                       84.67541053
December 2015                                       84.49638217
January 2016                                        84.31645866
February 2016                                       84.13563554
March 2016                                          83.95390830
April 2016                                          83.77127243
May 2016                                            83.58772338
June 2016                                           83.40325658
July 2016                                           83.21786745
August 2016                                         83.03155137
September 2016                                      82.84430371
October 2016                                        82.65611981
November 2016                                       82.46699500
December 2016                                       82.27692456
January 2017                                        82.08590376
February 2017                                       81.89392787
March 2017                                          81.43490969
April 2017                                          80.60215018
May 2017                                            79.77165907
June 2017                                           78.94341488
July 2017                                           78.11739613
August 2017                                         77.29358145
September 2017                                      76.47194949
October 2017                                        75.65247897
November 2017                                       74.83514870
December 2017                                       74.01993751
January 2018                                        73.20682431
February 2018                                       72.39578805
March 2018                                          71.58680775
April 2018                                          70.77986249
May 2018                                            69.97493140
June 2018                                           69.17199367
July 2018                                           68.37102853
August 2018                                         67.57201527
September 2018                                      66.77493325
October 2018                                        65.97976186
November 2018                                       65.18648058
December 2018                                       64.39506889
January 2019                                        63.60550635
February 2019                                       62.81777257
March 2019                                          62.03184723
April 2019                                          61.24771002
May 2019                                            60.46534070
June 2019                                           59.68471909
July 2019                                           58.90582502
August 2019                                         58.12863843
September 2019                                      57.35313925
October 2019                                        56.57930747
November 2019                                       55.80712316
December 2019                                       55.03656640
January 2020                                        54.26761731
February 2020                                       53.50025610
March 2020                                          52.73446296
April 2020                                          51.97021819
May 2020                                            51.20750209
June 2020                                           50.44629502
July 2020                                           49.68657737
August 2020                                         48.92832958
September 2020                                      48.17153212
October 2020                                        47.41616553
November 2020                                       46.66221035
December 2020                                       45.90964720
January 2021                                        45.15845670
February 2021                                       44.40861955
March 2021                                          43.66011644
April 2021                                          42.91292815
May 2021                                            42.16703545
June 2021                                           41.42241918
July 2021                                           40.66094738
August 2021                                         39.90080164
September 2021                                      39.14196243
October 2021                                        38.38441027
November 2021                                       37.62812573
December 2021                                       36.87308939
January 2022                                        36.11928186
February 2022                                       35.36668381
March 2022                                          34.61527596
April 2022                                          33.86503899
May 2022                                            33.11595372
June 2022                                           32.36800089
July 2022                                           31.62116136
August 2022                                         30.87541598
September 2022                                      30.13074564
October 2022                                        29.38713127
November 2022                                       28.64455381
December 2022                                       27.90299425
January 2023                                        27.16243360
February 2023                                       26.42285291
March 2023                                          25.68423323
April 2023                                          24.94655566
May 2023                                            24.20980135
June 2023                                           23.47395142
July 2023                                           22.73898708
August 2023                                         22.00488950
September 2023                                      21.27163993
October 2023                                        20.53921962
November 2023                                       19.80760985
December 2023                                       19.07679193
January 2024                                        18.34674718
February 2024                                       17.61745694
March 2024                                          16.88890261
April 2024                                          16.16106556
May 2024                                            15.43392722
June 2024                                           14.70746902
July 2024                                           13.98167243
August 2024                                         13.25651892
September 2024                                      12.53198998
October 2024                                        11.80806715
November 2024                                       11.08473195
December 2024                                       10.36196593
January 2025                                         9.63975068
February 2025                                        8.91806777
March 2025                                           8.19689884
April 2025                                           7.47622548
May 2025                                             6.75602935
June 2025                                            6.03629208
July 2025                                            5.31699537
August 2025                                          4.59812089
September 2025                                       3.87965033
October 2025                                         3.14971127
November 2025                                        2.23521121
December 2025                                        1.32204493
January 2026                                         0.41018911
February 2026 and thereafter                         0.00000000

Appendix I
Planned Principal Balances as Percentages of Initial Principal Balance Class A-7 Certificates

                                                Percentage of
                                            Initial Principal
Distribution Date                                     Balance
August 2006                                       99.73231367
September 2006                                    99.43586178
October 2006                                      99.09568237
November 2006                                     98.71185924
December 2006                                     98.28449859
January 2007                                      97.81372909
February 2007                                     97.29970177
March 2007                                        96.74259001
April 2007                                        96.14258948
May 2007                                          95.49991801
June 2007                                         94.81481555
July 2007                                         94.08754398
August 2007                                       93.31838699
September 2007                                    92.50764992
October 2007                                      91.65565958
November 2007                                     90.76276404
December 2007                                     89.82933241
January 2008                                      88.85575459
February 2008                                     87.84244107
March 2008                                        86.78982256
April 2008                                        85.69834977
May 2008                                          84.56849308
June 2008                                         83.40074222
July 2008                                         82.19560590
August 2008                                       80.95361147
September 2008                                    79.67530454
October 2008                                      78.36124858
November 2008                                     77.01202453
December 2008                                     75.62823033
January 2009                                      74.25156868
February 2009                                     72.88200321
March 2009                                        71.51949776
April 2009                                        70.16401636
May 2009                                          68.81552321
June 2009                                         67.47398272
July 2009                                         66.13935946
August 2009                                       64.81161821
September 2009                                    63.49072390
October 2009                                      62.17664168
November 2009                                     60.86933685
December 2009                                     59.56877492
January 2010                                      58.27492154
February 2010                                     56.98774258
March 2010                                        55.70720405
April 2010                                        54.43327218
May 2010                                          53.16591333
June 2010                                         51.90509407
July 2010                                         50.65078112
August 2010                                       49.40294139
September 2010                                    48.16154196
October 2010                                      46.92655007
November 2010                                     45.69793313
December 2010                                     44.47565874
January 2011                                      43.25969465
February 2011                                     42.05000879
March 2011                                        40.84656925
April 2011                                        39.64934428
May 2011                                          38.45830232
June 2011                                         37.27341193
July 2011                                         36.09464188
August 2011                                       35.15002469
September 2011                                    34.21133764
October 2011                                      33.27855162
November 2011                                     32.35163771
December 2011                                     31.43056714
January 2012                                      30.51531133
February 2012                                     29.60584186
March 2012                                        28.70213048
April 2012                                        27.80414915
May 2012                                          26.91186993
June 2012                                         26.02526512
July 2012                                         25.14430713
August 2012                                       24.33843210
September 2012                                    23.53785718
October 2012                                      22.74255538
November 2012                                     21.95249988
December 2012                                     21.16766401
January 2013                                      20.38802127
February 2013                                     19.61354527
March 2013                                        18.84420984
April 2013                                        18.07998890
May 2013                                          17.32085658
June 2013                                         16.56678712
July 2013                                         15.81775493
August 2013                                       15.20067184
September 2013                                    14.58774612
October 2013                                      13.97895459
November 2013                                     13.37427422
December 2013                                     12.77368212
January 2014                                      12.17715548
February 2014                                     11.58467166
March 2014                                        10.99620815
April 2014                                        10.41174255
May 2014                                           9.83125258
June 2014                                          9.25471610
July 2014                                          8.68211112
August 2014                                        8.22341699
September 2014                                     7.76764970
October 2014                                       7.31479221
November 2014                                      6.86482757
December 2014                                      6.41773895
January 2015                                       5.97350959
February 2015                                      5.53212285
March 2015                                         5.09356216
April 2015                                         4.65781108
May 2015                                           4.22485324
June 2015                                          3.79467236
July 2015                                          3.36725229
August 2015                                        3.03566319
September 2015                                     2.70578307
October 2015                                       2.37760305
November 2015                                      2.05111430
December 2015                                      1.72630801
January 2016                                       1.40317544
February 2016                                      1.08170790
March 2016                                         0.76189673
April 2016                                         0.44373331
May 2016                                           0.12720908
June 2016 and thereafter                           0.00000000

Appendix I
Scheduled Principal Balances as Percentages of Initial Aggregate Principal Balance Scheduled II Group

                                                     Percentage of
                                                 Initial Aggregate
                                                         Principal
Distribution Date                                          Balance
August 2006                                            99.84877430
September 2006                                         99.69679248
October 2006                                           99.54405074
November 2006                                          99.39054532
December 2006                                          99.23627234
January 2007                                           99.08122801
February 2007                                          98.92540845
March 2007                                             98.76880980
April 2007                                             98.61142816
May 2007                                               98.45325959
June 2007                                              98.29430020
July 2007                                              98.13454601
August 2007                                            97.97399304
September 2007                                         97.81263731
October 2007                                           97.65047479
November 2007                                          97.48750148
December 2007                                          97.32371328
January 2008                                           97.15910617
February 2008                                          96.99367600
March 2008                                             96.82741868
April 2008                                             96.66033009
May 2008                                               96.49240603
June 2008                                              96.32364238
July 2008                                              96.15403489
August 2008                                            95.98357937
September 2008                                         95.81227156
October 2008                                           95.64010723
November 2008                                          95.46708207
December 2008                                          95.29319179
January 2009                                           95.11843206
February 2009                                          94.94279852
March 2009                                             94.76628682
April 2009                                             94.58889255
May 2009                                               94.41061132
June 2009                                              94.23143869
July 2009                                              94.05137019
August 2009                                            93.87040133
September 2009                                         93.68852765
October 2009                                           93.50574459
November 2009                                          93.32204763
December 2009                                          93.13743217
January 2010                                           92.95189362
February 2010                                          92.76542740
March 2010                                             92.57802884
April 2010                                             92.38969329
May 2010                                               92.20041607
June 2010                                              92.01019244
July 2010                                              91.81901771
August 2010                                            91.62688710
September 2010                                         91.43379585
October 2010                                           91.23973913
November 2010                                          91.04471214
December 2010                                          90.84871000
January 2011                                           90.65172786
February 2011                                          90.45376081
March 2011                                             90.25480391
April 2011                                             90.05485224
May 2011                                               89.85390079
June 2011                                              89.65194461
July 2011                                              89.44897864
August 2011                                            89.24499783
September 2011                                         89.03999713
October 2011                                           88.83397141
November 2011                                          88.62691559
December 2011                                          88.41882446
January 2012                                           88.20969288
February 2012                                          87.99951565
March 2012                                             87.78828754
April 2012                                             87.57600328
May 2012                                               87.36265760
June 2012                                              87.14824519
July 2012                                              86.93276073
August 2012                                            86.71619883
September 2012                                         86.49855414
October 2012                                           86.27982122
November 2012                                          86.05999463
December 2012                                          85.83906890
January 2013                                           85.61703855
February 2013                                          85.39389804
March 2013                                             85.16964184
April 2013                                             84.94426435
May 2013                                               84.71775998
June 2013                                              84.49012309
July 2013                                              84.26134802
August 2013                                            84.03142905
September 2013                                         83.80036051
October 2013                                           83.56813660
November 2013                                          83.33475161
December 2013                                          83.10019967
January 2014                                           82.86447496
February 2014                                          82.62757165
March 2014                                             82.38948381
April 2014                                             82.15020553
May 2014                                               81.90973087
June 2014                                              81.66805382
July 2014                                              81.42516840
August 2014                                            81.18106855
September 2014                                         80.93574820
October 2014                                           80.68920125
November 2014                                          80.44142155
December 2014                                          80.19240295
January 2015                                           79.94213928
February 2015                                          79.69062428
March 2015                                             79.43785170
April 2015                                             78.67653123
May 2015                                               77.81354089
June 2015                                              76.95872762
July 2015                                              76.11200772
August 2015                                            75.50819491
September 2015                                         74.90840605
October 2015                                           74.31260475
November 2015                                          73.72075485
December 2015                                          73.13282046
January 2016                                           72.54876594
February 2016                                          71.96855594
March 2016                                             71.39215533
April 2016                                             70.81952924
May 2016                                               70.25064308
June 2016                                              69.68546247
July 2016                                              69.10094531
August 2016                                            68.52030126
September 2016                                         67.94349469
October 2016                                           67.37049029
November 2016                                          66.80125293
December 2016                                          66.23574778
January 2017                                           65.67394023
February 2017                                          65.11579597
March 2017                                             64.56128088
April 2017                                             64.01036110
May 2017                                               63.46300303
June 2017                                              62.91917328
July 2017                                              62.37883875
August 2017                                            61.84196651
September 2017                                         61.30852391
October 2017                                           60.77847850
November 2017                                          60.25179811
December 2017                                          59.72845075
January 2018                                           59.20840466
February 2018                                          58.69162835
March 2018                                             58.17809048
April 2018                                             57.66775998
May 2018                                               57.16060601
June 2018                                              56.65659792
July 2018                                              56.15570527
August 2018                                            55.65789785
September 2018                                         55.16314566
October 2018                                           54.67141889
November 2018                                          54.18268798
December 2018                                          53.69692353
January 2019                                           53.21409636
February 2019                                          52.73417752
March 2019                                             52.25713821
April 2019                                             51.78294987
May 2019                                               51.31158414
June 2019                                              50.84301282
July 2019                                              50.37720792
August 2019                                            49.91414167
September 2019                                         49.45378646
October 2019                                           48.99611486
November 2019                                          48.54109966
December 2019                                          48.08871382
January 2020                                           47.63893048
February 2020                                          47.19172298
March 2020                                             46.74706481
April 2020                                             46.30492967
May 2020                                               45.86529144
June 2020                                              45.42812414
July 2020                                              44.99340200
August 2020                                            44.56109941
September 2020                                         44.13119094
October 2020                                           43.70365132
November 2020                                          43.27845544
December 2020                                          42.85557839
January 2021                                           42.43499541
February 2021                                          42.01668188
March 2021                                             41.60061338
April 2021                                             41.18676564
May 2021                                               40.77511455
June 2021                                              40.36563613
July 2021                                              39.94981586
August 2021                                            39.53620774
September 2021                                         39.12478759
October 2021                                           38.71553132
November 2021                                          38.30841505
December 2021                                          37.90341504
January 2022                                           37.50050770
February 2022                                          37.09966957
March 2022                                             36.70087742
April 2022                                             36.30410807
May 2022                                               35.90933856
June 2022                                              35.51654606
July 2022                                              35.12570788
August 2022                                            34.73680148
September 2022                                         34.34980448
October 2022                                           33.96469460
November 2022                                          33.58144973
December 2022                                          33.20004790
January 2023                                           32.82046731
February 2023                                          32.44268623
March 2023                                             31.98763681
April 2023                                             31.39478114
May 2023                                               30.80554988
June 2023                                              30.21990664
July 2023                                              29.63781528
August 2023                                            29.05923996
September 2023                                         28.48414503
October 2023                                           27.91249511
November 2023                                          27.34425506
December 2023                                          26.77938997
January 2024                                           26.21786521
February 2024                                          25.65964634
March 2024                                             25.10469917
April 2024                                             24.55298976
May 2024                                               23.74581164
June 2024                                              22.72322781
July 2024                                              21.70794113
August 2024                                            20.69988494
September 2024                                         19.69899310
October 2024                                           18.70519995
November 2024                                          17.71844030
December 2024                                          16.73864944
January 2025                                           15.76576312
February 2025                                          14.79971761
March 2025                                             13.84044957
April 2025                                             12.88789619
May 2025                                               11.94199507
June 2025                                              11.00268429
July 2025                                              10.06990236
August 2025                                             9.14358827
September 2025                                          8.22368140
October 2025                                            7.31012160
November 2025                                           6.40284918
December 2025                                           5.50180482
January 2026                                            4.60692969
February 2026                                           3.71816533
March 2026                                              2.83545374
April 2026                                              1.95873732
May 2026                                                1.08795890
June 2026                                               0.22306170
July 2026 and thereafter                                0.00000000